EXHIBIT 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated Effective as of November 1, 2005

AMONG

PLAINS EXPLORATION & PRODUCTION COMPANY,

AS BORROWER,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated effective as of November 1, 2005, is among PLAINS EXPLORATION & PRODUCTION COMPANY, a Delaware corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and each of the undersigned Lenders.

R E C I T A L S

A. The Borrower, the Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 16, 2005 (the “Credit Agreement”) pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, and as the same may from time to time be amended, modified, supplemented or restated.

(b) The definition of “Consolidated Net Income” is hereby amended by deleting the “and” before clause (g) thereof and adding the following at the end thereof:

and (h) any non-cash employee based compensation.

(c) The definition of “Debt” is hereby amended by inserting the following after the word “business” and before the “.” in the last sentence of such definition:

or any non-cash employee based compensation

(d) The following definitions are hereby added where alphabetically appropriate to read as follows:

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted in determining Consolidated Net Income in such period (without duplication): interest, income taxes, depreciation, depletion, amortization, exploration expenses and other noncash charges, minus all noncash income included in the calculation of Consolidated Net Income.

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated effective as of November 1, 2005 among the Borrower, the Guarantors, the Agents and the Lenders party thereto.

“Minimum Liquidity” means, as of any date of determination, the sum of (a) the aggregate unused amount of the Commitments under this Agreement as of such date and (b) all unrestricted and unencumbered cash and Investments of the type described in Section 9.05(c), (d), (e) and (f) reflected on the Borrower’s balance sheet as of such date.

(e) The definition of “Tangible Net Worth” is hereby deleted.

2.2 Use of Proceeds. Section 7.22 is hereby deleted and the following inserted in lieu thereof:

Section 7.22 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations and for general corporate purposes, including the making of Restricted Payments to the extent permitted by Section 9.04(a)(v). The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

2.3 Financial Covenant. Section 9.01(a) is hereby deleted and the following is inserted in lieu thereof:

(a) Ratio of Debt to EBITDAX. The Borrower will not, as of any date of determination, permit its consolidated ratio of Debt as of such day to EBITDAX for the most recent period of four fiscal quarters then ending for which financial statements are available to be greater than 4.25 to 1.0. For purposes of this Section 9.01(a), EBITDAX will be deemed to be equal to for the fiscal quarter ending (i) December 31, 2004, $81,454,000, (ii) March 31, 2005, $87,485,000, (iii) June 30, 2005, $97,531,000 and (iv) September 30, 2005, $102,000,000.

2.4 Restricted Payments. Section 9.04(a)(v) is hereby deleted and the following is inserted in lieu thereof:

and (v) to the extent not permitted by clauses (i) to (iv) above, the Borrower may make Restricted Payments in respect of Equity Interests of the Borrower in an aggregate amount not to exceed (i) $500,000,000 plus 25% of the Consolidated Net Income (or minus 100% if negative) of the Borrower earned on a cumulative basis during the period beginning January 1, 2006 and ending on the last day of the most recent fiscal quarter for which financial statements are available preceding the date on which such Restricted Payment is made minus (ii) the aggregate principal amount of Senior Notes, Senior Subordinated Notes and Permitted Additional Notes Redeemed under Section 9.04(b)(i); provided that Restricted Payments may be made under this clause (v) only if (A) no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is made or would result from the making of such Restricted Payment, and (B) the Borrower’s Minimum Liquidity after giving effect to such Restricted Payment is not less than $250,000,000.

Section 3. Conditions Precedent. This First Amendment shall become effective as of November 1, 2005 on the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

3.2 All fees and other expenses required to be paid in connection with the First Amendment shall have been paid.

3.3 No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since December 31, 2004, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.6 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed, to be effective as of November 1, 2005.

BORROWER:	PLAINS EXPLORATION & PRODUCTION COMPANY

	By:	/s/ Stephen A. Thorington
Stephen A. Thorington
Executive Vice President and
Chief Financial Officer

GUARANTORS:		ARGUELLO INC.
BROWN PXP PROPERTIES, LLC
PLAINS RESOURCES INTERNATIONAL INC.
PXP GULF COAST INC.
NUEVO INTERNATIONAL INC.
NUEVO OFFSHORE COMPANY
NUEVO RESOURCES INC.
PACIFIC INTERSTATE OFFSHORE COMPANY
PLAINS LOUISIANA INC.
PXP TEXAS INC.
PXP PERMIAN INC.
PXP LOUISIANA L.L.C.
NUEVO GHANA, INC.
PXP TEXAS LIMITED PARTNERSHIP
By: PXP Texas Inc., its general partner

	By:	/s/ Stephen A. Thorington
Stephen A. Thorington
Vice President and Treasurer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as a Lender
and as Administrative Agent

	By:	/s/ Robert C. Mertensotto
Robert C. Mertensotto
Managing Director

LENDERS:	BANK OF AMERICA, N.A., as a Lender and as a
Co-Syndication Agent

	By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Senior Vice President

HARRIS NESBITT FINANCING, INC., as a
Lender and as a Co-Syndication Agent

	By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender and
as a Co-Documentation Agent

	By:	/s/ N. Bell
Name: N. Bell
Title: Senior Manager

SCOTIABANC, INC., as a Lender and as a
Co-Documentation Agent

	By:	/s/ M. D. Smith
Name: M. D. Smith
Title: Assistant Vice President & Treasurer

BNP PARIBAS, as a Lender and as a
Co-Documentation Agent

By:	/s/ Brian M. Malone
Name: Brian M. Malone
Title: Managing Director

By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Vice President

BANK OF SCOTLAND, as a Lender

By:	/s/ Karen Welch
Name: Karen Welch
Title: Assistant Vice President

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Bertrand Cord´homme
Name: Bertrand Cord´homme
Title: Director

By:	/s/ Mike Willis
Name: Mike Willis
Title: Vice President

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ David E. Hunt
Name: David E. Hunt
Title: Attorney-In-Fact

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as a Lender

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

By:	/s/ Evelyn S. Lazala
Name: Evelyn S. Lazala
Title: Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Deirdre Sanborn
Name: Deirdre Sanborn
Title: Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Scott L. Joyce
Name: Scott L. Joyce
Title: Vice President

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Jim Bridwell
Name: Jim Bridwell
Title: Authorized Agent

WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Dwight Battle
Name: Dwight Battle
Title: Vice President

COMERICA BANK, as a Lender

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Salloz Sikka
Name: Salloz Sikka
Title: Associate Director

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Associate Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Paul Squires
Name: Paul Squires
Title: Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ Daniel Twenge
Name: Daniel Twenge
Title: Vice President

J. ARON & COMPANY, as a Lender

By:	/s/ Colleen Foster
Name: Colleen Foster
Title: Managing Director